Exhibit (i)

Kirkpatrick & Lockhart LLP                         1800 Massachusetts Avenue, NW
                                                   Suite 200
                                                   Washington, DC  20036-1221
                                                   202.778.9000
                                                   202.778.9100 Fax
                                                   www.kl.com




                                December 18, 2003


Neuberger Berman Equity Funds
605 Third Avenue, Second Floor
New York, NY  10158-0180

Ladies and Gentlemen:

     We have acted as counsel to Neuberger Berman Equity Funds, a statutory trust formed under the laws of the State of Delaware (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 106 to the Trust's Registration Statement on Form N-1A (File Nos. 2-11357; 811-582) (the "Post-Effective Amendment"), registering an indefinite number of shares of beneficial interest of the classes and series of the Trust that are shown on Schedule A hereto (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

     You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument, as amended (the "Governing Instrument") and Bylaws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

     Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

     2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and nonassessable.


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Neuberger Berman Equity Funds
December 18, 2003
Page 2


     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                                           Very truly yours,

                                           /s/Kirkpatrick & Lockhart LLP
                                           ---------------------------------
                                           Kirkpatrick & Lockhart LLP

Kirkpatrick & Lockhart LLP


                                                                   Legal Opinion
                                                                   SCHEDULE A

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          SERIES                                        CLASSES
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Neuberger Berman Century Fund                Investor Class
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Neuberger Berman Real Estate Fund            Trust Class
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Neuberger Berman Fasciano Fund               Investor and Advisor Classes
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Neuberger Berman International Fund          Investor and Trust Classes
Neuberger Berman Regency Fund
Neuberger Berman Socially Responsive Fund
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Neuberger Berman Focus Fund                  Investor, Trust and Advisor Classes
Neuberger Berman Guardian Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund
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Neuberger Berman Genesis Fund               Investor, Trust, Advisor and
                                            Institutional Classes
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